Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

Announces Plans to Transition Chairman of the

Board of Directors

TOMS RIVER, NEW JERSEY, June 2, 2016…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that John R. Garbarino has decided to step down from his responsibilities as Chairman of the Board effective December 31, 2016, and upon his recommendation the Board of Directors has designated President and Chief Executive Officer Christopher D. Maher as Chairman, succeeding Mr. Garbarino effective January 1, 2017.

Chairman Garbarino discussed his plans this morning at the 2016 OCFC Annual Meeting of Stockholders. Garbarino said, “I have concluded that it is now time for me to pass the Chairman’s gavel and reunite the Chairman and Chief Executive Officer positions at OceanFirst. Accordingly, I will step down as Chairman of OceanFirst at the end of this year. Over the past three years I have developed a great deal of confidence in President and Chief Executive Officer Christopher D. Maher’s ability to lead our Company.” Mr. Garbarino added, “It has been my great privilege to serve as Chairman of your Company for the past 20 years. I plan to remain active on the Board of Directors and am pleased to be able to take this next step in furtherance of the Company’s succession plan. I would like to thank the Leadership Committee and the Board for accepting my recommendation to designate Chris as my successor as Chairman.” John Walsh, Chairman of the Leadership Committee, will continue to serve as Lead Director, providing leadership to the Board’s independent directors.

975 Hooper Avenue ● Toms River, NJ 08753 ● 732.240.4500 tel ● wwwoceanfirst.com

Mr. Maher also commented, “On behalf of the Board of Directors and all of the employees of OceanFirst I offer our sincere gratitude and appreciation to John for his leadership over a 44-year tenure with our Company and his commitment to ensuring a smooth and orderly transition of his responsibilities. Personally, I am thankful for his ongoing guidance and support in the continued success of our Company.”

About OceanFirst Financial Corp.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a community bank with $4.2 billion in assets and 50 branches located throughout central and southern, New Jersey. OceanFirst Bank delivers commercial and residential financing solutions, wealth management, and deposit services and is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; any statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans; any statements of expectation or belief; projections related to certain financial metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. OceanFirst assumes no duty and does not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that OceanFirst anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, those disclosed in OceanFirst’s other periodic reports filed with the Securities and Exchange Commission, as well as the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that following the completion of the transaction, OceanFirst’s business may not perform as expected due to transaction-related uncertainty or other factors; that OceanFirst is unable to successfully implement integration strategies; reputational risks and the reaction of OceanFirst’s customers, employees and other constituents to the transaction; and diversion of management time on

975 Hooper Avenue ● Toms River, NJ 08753 ● 732.240.4500 tel ● wwwoceanfirst.com integration-related matters. For any forward-looking statements made in this press release or in any documents, OceanFirst claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

975 Hooper Avenue ● Toms River, NJ 08753 ● 732.240.4500 tel ● wwwoceanfirst.com